Exhibit 4.6

Execution Version

ONEOK, INC.

as Issuer;

ONEOK PARTNERS, L.P.

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

and

Magellan Midstream Partners, L.P.

as Guarantors; and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

THIRTIETH SUPPLEMENTAL INDENTURE

Dated as of September 24, 2024

to

INDENTURE

relating to Securities Dated as of January 26, 2012

5.700% Notes due 2054

EXHIBITS

Exhibit A: Form of Note

i

THIRTIETH SUPPLEMENTAL INDENTURE, dated as of September 24, 2024 (this “Supplemental Indenture”), among ONEOK, INC., an Oklahoma corporation (the “Company”), ONEOK PARTNERS, L.P., a Delaware limited partnership (“ONEOK Partners”), ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP, a Delaware limited partnership (“ONEOK Partners Intermediate”), and MAGELLAN MIDSTREAM PARTNERS, L.P., a Delaware limited partnership (together with ONEOK Partners and ONEOK Partners Intermediate, each a “Guarantor” and collectively, the “Guarantors”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (successor in interest to U.S. Bank National Association), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of January 26, 2012 (the “Original Indenture”) (the Original Indenture, as amended and supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”); and

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by the Board of Directors of the Company, in accordance with the provisions of the Original Indenture, and the terms of such series may be established by an indenture supplemental to the Original Indenture; and

WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

WHEREAS, in connection with the issuance of the Notes (as herein defined), each of the Guarantors desires to become a guarantor of, and provide a guarantee of, the Notes; and

WHEREAS, all acts and things necessary to make the Notes and Guarantees (as herein defined), when executed by the Company and the Guarantors, respectively, and when the Notes are authenticated and delivered by the Trustee as provided in the Original Indenture and this Supplemental Indenture, the valid and binding obligations of the Company and the Guarantors, and to make this Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed.

Article 1
Relation to Indenture; Definitions and
Other Provisions of General Application

SECTION 1.01. Relation to Indenture.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02. Definitions.

Except as may be provided in a future indenture supplemental to the Original Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Original Indenture shall be amended by adding the following defined terms to Section 101 in appropriate alphabetical sequence. For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

“Par Call Date” means May 1, 2054 (six months prior to the maturity date of the Notes).

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life-and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

SECTION 1.03. General References.

All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein,” “hereof,” “hereunder” and any other word of similar import refers to this Supplemental Indenture.

Article 2
The Series of Securities

SECTION 2.01. The Form and Title of the Securities.

There is hereby established a new series of Securities to be issued under the Indenture and to be designated as the Company’s 5.700% Notes due 2054 (the “Notes”). The Notes shall be substantially in the form attached as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this Supplemental Indenture (including the form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)).

SECTION 2.02. Amount.

The aggregate principal amount of the Notes which may be authenticated and delivered pursuant hereto is unlimited. The Trustee shall initially authenticate and deliver Notes for original issue in an initial aggregate principal amount of up to $1,500,000,000 upon delivery to the Trustee of a Company Order for the authentication and delivery of such Notes. The aggregate principal amount of the Notes to be issued hereunder may be increased at any time hereafter and the series may be reopened for issuances of additional Notes upon Company Order without the consent of any Holder. The Notes issued on the date hereof and any such additional Notes that may be issued hereafter shall be part of the same series of Securities for all purposes under the Indenture.

SECTION 2.03. Stated Maturity.

The Notes may be issued on any Business Day on or after September 24, 2024, and the Stated Maturity of the Notes shall be November 1, 2054.

SECTION 2.04. Interest and Interest Rates.

The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date, in each case, shall be as set forth in the form of Note set forth as Exhibit A hereto.

SECTION 2.05. Optional Redemption.

At its option, the Company may redeem the Notes, in whole or in part, in principal amounts of $2,000 and in integral multiples of $1,000 in excess thereof, at any time or from time to time, at the applicable Redemption Price determined as set forth in the form of Note attached hereto as Exhibit A, in accordance with the terms set forth in the Notes and in accordance with Article Eleven of the Original Indenture. No notes of a principal amount of $1,000 or less will be redeemed in part.

SECTION 2.06. Global Securities.

The Notes shall initially be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities (i) shall be deposited with, or on behalf of, The Depository Trust Company, which shall act as Depositary with respect to the Notes, (ii) shall bear the legends applicable to Global Securities set forth in Section 204 of the Original Indenture, (iii) may be exchanged in whole or in part for Notes in definitive form upon the terms and subject to the conditions provided in Section 304 of the Original Indenture and in this Supplemental Indenture and (iv) shall otherwise be subject to the applicable provisions of the Indenture.

Article 3
Agreement to Guarantee

SECTION 3.01. Unconditional Guarantee.

(a) For value received, subject to Section 3.04 hereof, each of the Guarantors hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders of the Notes and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on such Notes, and all other amounts due and payable under the Indenture and such Notes by the Company to the Trustee or such Holders (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements of its agents and counsel) incurred by the Trustee or such Holders in connection with the enforcement of the Indenture and the Guarantees) (collectively, the “Indenture Obligations”), when and as such amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of such Notes and the Indenture. The guarantees by the Guarantors set forth in this Article 3 are referred to herein as the “Guarantees.” Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to the Trustee or such Holders under the Indenture and such Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, each Guarantor will be obligated (to the fullest extent permitted by applicable law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). The Guarantees hereunder are intended to be a general, unsecured, senior obligation of each Guarantor and will rank pari passu in right of payment with all unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantees of such Guarantor. Each Guarantor hereby agrees that, to the fullest extent permitted by applicable law, subject to Section 3.04 hereof, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of such Notes, the Guarantees or the Indenture, the absence of any action to enforce the same, any waiver or consent by any such Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby agrees that in the event of a default in payment of any Indenture Obligations, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of such Holders or, subject to Section 507 of the Indenture, by such Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce the Guarantees without first proceeding against the Company.

(c) To the fullest extent permitted by applicable law, subject to Section 3.04 hereof, the obligations of each Guarantor under this Article 3 shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or either Guarantor contained in any of such Notes or the Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, either Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Trustee or any such Holder of any rights or remedies under any of such Notes or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of such Notes, including all or any part of the rights of the Company or either Guarantor under the Indenture, (v) the extension of the time for payment by the Company or either Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of such Notes or the Indenture or of the time for performance by the Company or either Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or either Guarantor set forth in the Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, rehabilitation or relief of, or other similar proceeding affecting, the Company or either Guarantor or any of their respective assets, or the disaffirmance of any of such Notes, the Guarantees or the Indenture in any such proceeding, (viii) the release or discharge of the Company or either Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of such Notes, the Guarantees or the Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Company or either Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or either Guarantor.

(d) To the fullest extent permitted by applicable law, each Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or such Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees without notice to them and (iii) covenants that its Guarantees will not be discharged except by complete performance of the Guarantees. To the fullest extent permitted by applicable law, each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to any Guarantees is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of either Guarantor, such Guarantees shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of the Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of such Notes until all of such Notes and the Guarantees shall have been indefeasibly paid in full or discharged.

(f) To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article 3 and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article 3 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of such Notes pursuant to Article Five of the Indenture or to pursue any rights or remedies under the Indenture or under applicable law.

SECTION 3.02. Limitation on Guarantor Liability.

Each Guarantor and the Trustee hereby confirms that it is the intention of all such parties that the Guarantees of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantees. To effectuate the foregoing intention, the Trustee and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the other Guarantor in respect of the obligations of such other Guarantor under this Article 3, result in the obligations of such Guarantor under its Guarantees not constituting a fraudulent transfer or conveyance.

SECTION 3.03. No Requirement to Endorse Notation of Guarantee.

Each Guarantor hereby agrees that its execution and delivery of this Supplemental Indenture and the provisions set forth in this Article 3 shall evidence its Guarantee without the need for notation on any Notes.

SECTION 3.04. Release of Guarantee.

(a) Notwithstanding anything to the contrary in this Article 3, if a Guarantor (i) shall cease to be a subsidiary of the Company or (ii) shall no longer be (a) an obligor on, or issuer of, any capital markets debt securities or (b) a guarantor of any capital markets debt securities issued by the Company or the other Guarantor, in each case other than the Notes, then, if no Default or Event of Default shall have occurred and be continuing, such Guarantor, upon giving written notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under the Indenture, and the Guarantees shall be of no further force or effect with respect to such Guarantor. Following the receipt by the Trustee of any such notice, the Company shall cause the Indenture to be amended as provided in Section 901 of the Indenture; provided, however, that the failure to so amend the Indenture shall not affect the validity of the termination of the Guarantees with respect to such Guarantor.

(b) In addition, upon (i) the exercise of the legal defeasance or covenant defeasance option or the satisfaction and discharge of the Indenture as provided in Articles Fifteen and Four , respectively, of the Indenture with respect to a series of Notes or (ii) a series of Notes ceasing to be Outstanding, each of the Guarantors shall be deemed to be released from all its obligations under the Indenture with respect to such series of Notes and the Guarantees of such series of Notes shall be of no further force or effect.

SECTION 3.05. Benefits Acknowledged.

Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and from the Guarantees under this Supplemental Indenture.

Article 4
Miscellaneous

SECTION 4.01. Notices.

Notices to the Guarantor shall be made in accordance with Section 105 of the Indenture at the address for the Company set forth in such Section.

Notices to the Trustee shall be made in accordance with Section 105 of the Indenture at the Corporate Trust Office, currently located at 2 Concourse Parkway, Suite 800, Atlanta, Georgia 30328 Attention: Corporate Trust Department.

SECTION 4.02. No Recourse Against Others.

No director, officer, employee, partner (including, for greater certainty, any general partner of any general partnership who is an individual person), incorporator, manager, stockholder or member of either Guarantor, as such, will have any liability for any obligations of the Company, such Guarantor or the other Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The waiver and release are part of the consideration for the issuance of the Guarantees and the Notes.

SECTION 4.03. Certain Trustee Matters.

The recitals contained herein and in the Notes, except for the Trustee’s Certificate of Authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company or any of the Guarantors.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights, privileges, immunities or obligations of the Trustee set forth in the Original Indenture, which shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

The Trustee makes no representation or warranty as to the validity or sufficiency of the information contained in the prospectus supplement or other disclosure materials related to the Notes, except such information which specifically pertains to the Trustee itself, or any information incorporated therein by reference with respect to the Trustee.

SECTION 4.04. Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 4.05. Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture and the Notes are subject to the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and the Notes and shall, to the extent applicable, be governed by such provisions.

SECTION 4.06. Counterparts.

This instrument may be executed in any number of counterparts, each of which, when delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

ONEOK, INC.

By:	/s/ Pierce H. Norton II
Name:	Pierce H. Norton II
Title:	President and Chief Executive Officer

ONEOK PARTNERS, L.P.

By:	ONEOK Partners GP, L.L.C.,
its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor Relations and Corporate Development

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By:	ONEOK ILP GP, L.L.C.,
its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor Relations and Corporate Development

[Signature Page to Thirtieth Supplemental Indenture]

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC,
its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor Relations and Corporate Development

[Signature Page to Thirtieth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory M. Jackson
Name:	Gregory M. Jackson
Title:	Vice President

[Signature Page to Thirtieth Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[If a Global Security, insert - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If a Global Security, insert - TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

ONEOK, INC.

5.700% Note due 2054

No._____	U.S. $_______

CUSIP No. 682680 CF8

ONEOK, Inc., an Oklahoma corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of ___________ United States Dollars ($          ) on November 1, 2054, the stated maturity date, and to pay interest thereon from September 24, 2024, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing on May 1, 2025, at the rate of 5.700% per annum, until the principal hereof is paid or made available for payment and at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360- day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which record date shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

[If a Global Security, insert - Payment of the principal of (and premium, if any) and any such interest on this Note will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder to the Paying Agent in U.S. Dollars.]

[If a definitive Security, insert - Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in U.S. Dollars or subject to any laws or regulations applicable thereto and to the right of the Company (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the offices of _____________, and at such other offices or agencies as the Company may designate, by U.S. Dollar check drawn on, or transfer to a U.S. Dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least 10 days prior to the payment date); provided, however, that payment of interest may be made at the option of the Company by U.S. Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the record date prior to the applicable interest payment date).]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: _________________, ______

ONEOK, INC.

By:
Name:
Title:

ATTEST

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated: _________________, ______

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

ONEOK, INC.

5.700% Note due 2054

This security is one of a duly authorized issue of debt securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 26, 2012, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), as amended and supplemented to date, including without limitation by the Thirtieth Supplemental Indenture thereto, dated September 24, 2024 among the Company, ONEOK Partners, L.P. (“ONEOK Partners”), ONEOK Partners Intermediate Limited Partnership (“ONEOK Partners Intermediate”) and Magellan Midstream Partners, L.P. (together with ONEOK Partners and ONEOK Partners Intermediate, each a “Guarantor” and collectively, the “Guarantors”) and the Trustee (such Indenture, as so amended and supplemented being referred to herein as the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series are referred to herein as the “Notes.”

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the redemption price or any component thereof.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on this Note or the portions hereof called for redemption.

In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Guarantors fully, irrevocably, unconditionally and absolutely guarantee the due and punctual payment of the principal of, and premium, if any, and interest on such Notes, and all other amounts due and payable under the Indenture and such Notes by the Company to the Trustee or such Holders.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of not less than the Holders of a majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Securities of each affected series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and all holders of Notes of which this Note is a predecessor Note, whether or not notation of such consent or waiver is made upon this or any other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any action or proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place(s) and rate, and in the currency, herein prescribed.

[If a Global Security, insert - This Global Security or portion hereof may not be exchanged for definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a definitive Security, insert - As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the offices of ______________ in the Borough of Manhattan, The City of New York, and at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any whole multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York. The Notes are subject to the provisions of the Trust Indenture Act that are required to be part of the Notes and shall, to the extent applicable, be governed by such provisions.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If a definitive Security, insert as a separate page -

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please Print or Typewrite Name and Address of Assignee) the within instrument of ONEOK, INC. and does hereby irrevocably constitute and appoint agent to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:

Dated:	(Signature)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

[If a Global Security, insert as a separate page -

SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary]